Exhibit 10.5

DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement (this “Agreement”) is made on [•] (the “Effective Date”), by and among EVO Payments, Inc., a Delaware corporation (the “Company”), Madison Dearborn Capital Partners VI-B, L.P., Madison Dearborn Capital Partners Executive VI-B, L.P., MDCP VI-C Cardservices Splitter, L.P., MDCP VI-C Cardservices LLC and MDCP VI-C Cardservices Splitter II, L.P. (collectively, “MDP”).

RECITALS

WHEREAS, the Company has agreed to permit MDP to designate up to two persons for nomination for election to the board of directors of the Company (the “Board”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person; provided that the Company and any Person Controlled by the Company shall not be considered to be an Affiliate of MDP for any purpose under this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Owner” means, with respect to a security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security, or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

“Board” has the meaning set forth in the Recitals.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended or restated from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended or restated from time to time.

“Company” has the meaning set forth in the Preamble.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934.

“MDP” has the meaning set forth in the Preamble.

“MDP Designated Directors” has the meaning set forth in Section 2.02(a).

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Proceeding” has the meaning set forth in Section 4.07.

“Securities Exchange” means the national securities exchange on which the Company’s Class A common stock, no par value, is then listed.

“Selected Courts” has the meaning set forth in Section 4.07.

“Termination Date” means the date of the expiration of the then-current term of the MDP Designated Director (or such person’s successor designee appointed under Section 2.02(e)) with the longest term remaining that expires after the date when the Voting Percentage of MDP and its Affiliates is less than 5% for the first time.

“Voting Percentage” means, with respect to any Person, the percentage voting power in the general election of directors of the Company represented by all shares of Voting Stock Beneficially Owned by such Person.

“Voting Stock” means the Class A common stock, Class B common stock, Class C common stock and Class D common stock, each without par value, of the Company, as well as any other class or series of capital stock of the Company entitled to vote generally in the election of directors to the Board.

Section 1.02    Other Definitional and Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References in the singular or to “him,” “her,” “it,” “itself’ or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be. References to the Preamble, Recitals, Articles and Sections shall refer to the Preamble, Recitals, Articles and Sections of this Agreement, unless otherwise specified. The headings in this

Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to “include,” “includes” and “including” in this Agreement shall be deemed to be followed by the words “without limitation,” whether or not so specified. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted.

ARTICLE II

NOMINATION RIGHTS

Section 2.01    Number of Directors. Except as required by applicable law or the listing standards of the Securities Exchange, from and after the Effective Date until the Termination Date, the Company shall not, without the prior written consent of MDP, take any action to (i) increase the number of directors on the Board to more than seven directors, (ii) alter, remove or amend the classification of the Board into three groups of directors with staggered three-year terms or (iii) amend the Bylaws to provide for a voting standard in the election of directors other than plurality voting.

Section 2.02    Board Nominees.

(a)       Subject to the terms and conditions of this Agreement, from and after the Effective Date until the Termination Date, at every meeting of the Board, or a committee thereof, at which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, MDP shall have the right to nominate for election to the Board (the “MDP Designated Directors”):

(i)       two nominees until the first time when the Voting Percentage of MDP and its Affiliates is less than 15%, one of whom shall be a Group II director and the other of whom shall be a Group III director under the Certificate of Incorporation as designated by MDP; and

(ii)       one nominee until the first time when the Voting Percentage of MDP and its Affiliates is less than 5%, who shall be either a Group II director or a Group III director under the Certificate of Incorporation;

provided that no reduction in the Voting Percentage of MDP and its Affiliates shall shorten the term of any director serving on the Board. The initial MDP Designated Directors as of the Effective Date are Vahe A. Dombalagian (who has been named as a Group III director) and Matthew W. Raino (who has been named as a Group II director).

(b)       Subject to Section 2.02(c), the Company shall take all actions (to the extent such actions are permitted by applicable law) to (i) include each MDP Designated Director in the slate of director nominees for election by the Company’s stockholders and (ii) include each MDP Designated Director in the proxy statement prepared by the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board.

(c)       The Company’s obligations pursuant to Section 2.02(b) shall be subject to each MDP Designated Director providing, fully and completely, (i) any information that is required to be disclosed in any filing or report under the listing standards of the Securities Exchange and applicable law, (ii) any information that is required in connection with determining the independence status of the MDP Designated Directors under the listing standards of the Securities Exchange and applicable law, and (iii) if required by applicable law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected.

(d)       If an MDP Designated Director is not appointed, nominated or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason, (i) MDP shall be entitled to designate another nominee and shall do so as promptly as practicable following the failure of such MDP Designated Director to be appointed, nominated or elected to the Board and (ii) the director position for which the original MDP Designated Director was nominated shall not be filled pending such designation.

(e)       If a vacancy occurs because of the death, disability, disqualification, resignation or removal of a MDP Designated Director or for any other reason, MDP shall be entitled to designate such person’s successor (regardless of the Voting Percentage held by MDP at the time of such replacement designation), and the Board shall promptly fill the vacancy with such successor, it being understood that any such successor designee shall serve the remainder of the term of the MDP Designated Director whom such designee replaces. MDP shall designate a successor pursuant to this Section 2.02(e) as promptly as practicable following any such vacancy.

Section 2.03    Compensation; Reimbursement of Expenses. The Company shall reimburse each MDP Designated Director for all reasonable and documented out-of-pocket expenses properly incurred in connection with such MDP Designated Director’s participation in the meetings of the Board or any committee of the Board and all functions and duties as a member of the Board, including all reasonable and documented travel, lodging and meal expenses, in each case to the same extent as the Company reimburses the other non-executive members of the Board for such expenses.

Section 2.04    Indemnification, Exculpation and Insurance.

(a)       The Company shall maintain in effect at all times directors’ and officers’ indemnity insurance covering the MDP Designated Directors to the same extent and on the same terms as any directors’ and officers’ indemnity insurance maintained by the Company with respect to the other non-executive members of the Board. Any directors’ and officers’ indemnity insurance shall be secondary to any insurance coverage for any of the MDP Designated Directors maintained by MDP.

(b)       The Company shall not amend or alter any right to indemnification, exculpation or the advancement of expenses covering or benefiting any MDP Designated Director contained in the Certificate of Incorporation or Bylaws as in effect on the date hereof without the prior written consent of the MDP, except to the extent (i) required by applicable law or the listing standards of the Securities Exchange (and in such cases, in accordance with the Certificate of Incorporation or the Bylaws) or (ii) such amendment or alteration provides a broader right to indemnification, exculpation or advancement of expenses than those previously contained in the Certificate of Incorporation or Bylaws, as applicable.

Section 2.05    Corporate Policies. Except as otherwise provided in the Certificate of Incorporation, MDP acknowledges that each MDP Designated Director will be subject to all applicable corporate governance, conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the Company, each as approved by the Board from time to time to the extent such policies and guidelines are applicable to all non-executive directors. Notwithstanding the foregoing, no confidentiality policy shall preclude any MDP Designated Director that is an employee of MDP or its Affiliates from sharing information with MDP (but not MDP’s portfolio companies); provided that MDP maintains the confidentiality of such information.

ARTICLE III

EFFECTIVENESS AND TERMINATION

Section 3.01    Termination. This Agreement and all rights and obligations hereunder shall terminate upon the earlier to occur of (a) the Termination Date and (b) the delivery of written notice to the Company by MDP terminating this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01    Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or mailed by registered or certified mail to such party at the address set forth below, or sent by e-mail transmission (or such other address or contact information as shall be specified by like notice):

(a)

    if to the Company, to:

    EVO Payments, Inc.

    Ten Glenlake Parkway

    South Tower, Suite 950

    Atlanta, Georgia 30328

    Attention:  Steven J. de Groot

                Executive Vice President and General Counsel

    E-mail: Steve.deGroot@evopayments.com

    with a copy which shall not constitute notice to:

    King & Spalding LLP

    1180 Peachtree Street

    Atlanta, Georgia 30309

    Attention:    Keith M. Townsend and Zachary L. Cochran

    Email: ktownsend@kslaw.com and zcochran@kslaw.com

(b)

    if to MDP or any MDP Designated Director, to:

    c/o Madison Dearborn Partners, LLC

    70 W. Madison St.

    Suite 4600

    Chicago, Illinois 60602

    Attention:  Vahe A. Dombalagian

    Email: vdombalagian@mdcp.com

    with a copy which shall not constitute notice to:

    Kirkland & Ellis LLP

    300 North LaSalle Street

    Chicago, Illinois 60654

    Attention:  Neal J. Reenan, P.C. and Carol Anne Huff

    Email: neal.reenan@kirkland.com and carolanne.huff@kirkland.com

Notices will be deemed to have been given hereunder when personally delivered or when receipt of e-mail has been acknowledged by non-automated response, one calendar day after deposit with a nationally recognized overnight courier and five calendar days after deposit in U.S. mail.

Section 4.02    Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.03    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.04    Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.05    Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.07    Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS

PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.08    Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or MDP at their respective addresses referred to in Section 4.01 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.09    Amendments; Waivers.

(a)       No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and MDP, or, in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b)       No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.10    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that MDP may assign this Agreement to any of its Affiliates without the Company’s prior written consent. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

EVO PAYMENTS, INC.

By:
Name:
Its:

[Signature Page to Director Nomination Agreement]

MADISON DEARBORN CAPITAL PARTNERS VI-B, L.P.

By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name:
Its:

MADISON DEARBORN CAPITAL PARTNERS EXECUTIVE VI-B, L.P.

By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name:
Its:

MDCP VI-C CARDSERVICES SPLITTER, L.P.

By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name:
Its:

[Signature Page to Director Nomination Agreement]

MDCP VI-C CARDSERVICES LLC

By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name:
Its:

MDCP VI-C CARDSERVICES SPLITTER II, L.P.

By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name:
Its:

[Signature Page to Director Nomination Agreement]